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                                                                    Exhibit 3.14

                       RETRACTABLE TECHNOLOGIES, INC.'S

                          1996 STOCK OPTION PLAN FOR

                        DIRECTORS AND OTHER INDIVIDUALS

         WHEREAS, the Board of Directors desires to authorize stock options to certain Directors of RETRACTABLE TECHNOLOGIES, INC. (the "Company") and other individuals;

         WHEREAS, this Plan is intended to encourage ownership of the common stock of the Company by certain Directors of the Company and other individuals who have performed well in their capacities and who have contributed, in part, to the Company's success; and

         WHEREAS, this Plan, as adopted, should aid in attracting qualified Directors to the Company's Board, and provide additional incentives for such Directors and other individuals to promote and contribute to the success of the Company;

         NOW THEREFORE IT IS RESOLVED that the following shall constitute the Stock Option Plan (the "Plan") of the Company, unless subsequently amended by the Board of Directors as herein provided:

                                   ARTICLE I

                         COMMON STOCK SUBJECT TO PLAN

         1.01 Subject to adjustment as provided in Article X, Section 10.01 hereof, there will be reserved for the use upon the exercise of options (the "Options") to be granted from time to time under the Plan, an aggregate of two hundred thousand (200,000) shares of the common stock (the "Common Stock") of the Company, which shares shall be authorized but unissued shares of Common Stock. If an Option ceases to be exercisable, in whole or in part, the shares representing such Option shall continue to be available under the Plan for purposes of granting Options with respect thereto.

         1.02 The Company shall not be required, upon the exercise of any Option, to issue or deliver any shares of stock prior to the completion of such registration or other qualification of such shares under any State or Federal law, rule or regulation as the Company shall determine to be necessary or desirable.

                                  ARTICLE II

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                          ADMINISTRATION OF THE PLAN

          2.01 General. The Plan shall be administered by a Compensation and
               -------
Benefits Committee (the "Committee") appointed by the Board of Directors of the Company, which Committee shall consist of not less than three (3) members of the Board of Directors. The initial members of the Committee shall be Thomas J. Shaw, Lillian E. Salerno and Ross McConnell. The Board of Directors may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one (1) of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. All actions of the Committee shall be taken by a written instrument signed by a majority of the members, at the meeting duly called and held. The Committee may appoint a Secretary, and shall keep minutes of its meetings and make rules and regulations for the conduct of its business to the extent it shall deem advisable.

               The Committee shall have the sole authority and power, subject to the express provisions and limitations of the Plan, to construe the Plan and Option agreements granted hereunder, and to adopt, prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all determinations necessary or advisable for administering the Plan. The interpretation and construction by the Committee of any provisions of the Plan or any Option granted hereunder shall be in accordance with all applicable laws and regulations, and shall be final and conclusive, unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

          2.02 Changed Law Applicable. If the laws relating to stock option
               ----------------------
plans are changed, altered or amended during the term of the Plan, the Board of Directors shall have full authority and power to alter or amend the Plan to conform to such changes in the law without the necessity of obtaining further Shareholder or Board approval, unless the changes require such approval.

                                  ARTICLE III

                      DIRECTORS AND OTHER INDIVIDUALS TO
                         WHOM OPTIONS SHALL BE GRANTED

          3.01 Options may be granted only to members of the Company's Board of Directors and other individuals who have made a contribution towards the Company's success. Directors and other individuals will be granted, on an individual basis, an option to purchase a specified number of shares authorized at an option price not less than the fair market value of the stock at the time the option in granted. The number of options

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granted will be at the sole discretion of the Committee.

         3.02 With the exception of the individuals described in Section 3.03 below, only current directors who have been serving continuously for not less than three (3) years from the date the Option was granted, are eligible to exercise the Option or any portion thereof. The term "continuously" means for three annual terms of service.

         3.03 Except as set forth in Section 3.02 above, only individuals who have continuously provided services, either as a consultant, independent contractor or otherwise on the Company's behalf for not less than three (3) years from the date the Option was granted are eligible to exercise the Option or any portion thereof. The term "continuously" means for three (3) annual terms of service.

         3.04 In no event shall the term "other individuals" encompass an individual who would be classified as the Company's employee as defined by the IRS Code or any other applicable law.

         3.05 Subject to the provisions of Section 6.01 hereof, no individual shall be granted an option who, immediately before such Option was granted, would own more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company. Any option granted under this Plan shall be granted within ten (10) years from the date this Plan is adopted.

                                  ARTICLE IV

                 FACTORS TO BE CONSIDERED IN GRANTING OPTIONS

         4.01 In making any determination as to Directors and other individuals to whom an Option shall be granted and as to the number of shares to be covered by such an Option, the Committee may grant options based on its sole and absolute discretion.

                                   ARTICLE V

                                 OPTION PRICES

         5.01 The purchase price or prices of the shares of the Common Stock of the Company, which shall be offered to any Director or individual under the Plan and covered by each Option, shall be one hundred percent (100%) of the fair market value of the Common Stock at the time of granting the Option. During such time as the Common Stock of the Company is not listed upon an established stock exchange, the fair market value per share shall be determined in good faith by the Committee at the time the Option is granted.

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                                  ARTICLE VI

                        TERMS AND CONDITIONS OF OPTIONS

         6.01 All Options granted pursuant to this Plan must be granted within ten (10) years from the date the Plan is adopted by the Board of Directors of the Company.

              (a)  Number of Shares: Each Option shall state the number of
                   ----------------
                   shares of Common Stock which it represents.

              (b)  Option Period and Exercise of Options. Each Option shall
                   -------------------------------------
                   state the date upon which is it granted. Each Option shall be exercisable, in whole or in part, during such period as is provided under the terms of the Option, but in no event shall an Option be exercisable, either in whole or in part, prior to three (3) years from the date it was granted or after the expiration of ten (10) years from the date of the grant.

              (c)  Disposition of Shares. With respect to the transfer of shares
                   ---------------------
                   under this Plan, no disposition of such shares shall be made within three (3) years from the date of the granting of the Option.

              (d)  Termination of Board Service. A Director's Option covered by
                   ----------------------------
                   this Plan shall expire three (3) months after termination of service from the Board of Directors if such termination is for a reason other than death or disability.

                   If a Director's service on the Board of Directors is terminated by reason of disability, the Committee shall have the right, in its sole discretion, to extend the exercise period for a period not in excess of one (1) year following the date of termination of the Director's service on the Board of Directors.

                   If a Director covered by this Plan dies while in service of the Company's Board of Directors and shall not have fully exercised vested Options granted pursuant to the Plan, such Option may be exercised in whole or in part, at any time within three (3) months after the Director's death by the executors or administrators of the Director's estate or by any person or persons who shall have acquired the Option directly from the Director by bequest or inheritance, subject to the condition that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.

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               (e)  Termination of Service of Other Individuals. Any other
                    -------------------------------------------
                    individual's Option covered by this Plan shall expire three
                    (3) months after termination of service for the Company, if such termination is for a reason other than death or disability.

                    If an individual's service for the Company is terminated by reason of disability, the Committee shall have the right, in its sole discretion, to extend the exercise period for a period not in excess of one (1) year following the date of termination of the individual's service for the Company.

                    If an individual covered by this Plan dies while in service of the Company and shall not have fully exercised vested Options granted pursuant to the Plan, such Option may be exercised, in whole or in part, at any time within three (3) months after the individual's death by the executors or administrators of the individual's estate or by any person or persons who shall have acquired the Option directly from the individual by bequest or inheritance, subject to the condition that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted.

               (f)  Non-Transferability of Options. An Option granted pursuant
                    ------------------------------
                    to the Plan shall be exercisable only by the Optionee during his lifetime and shall not be assignable or transferable by him otherwise than by a Last Will and Testament or the laws of descent and distribution.

               (g)  Limitations on 10% Shareholders. No Options may be granted
                    -------------------------------
                    under the Plan to any individual who would, immediately before the grant of such Options, directly or indirectly, own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless (i) such Options are granted at an option price not less than one hundred ten percent (110%) of the fair market value of the shares on the day the Option is granted (ii) such Option expires on a date not later than five (5) years from the date the Option is granted.

               (h)  Additional Provisions. The option agreements authorized
                    ---------------------
                    under the Plan shall contain such other provisions as the Committee shall deem advisable, including, without limitation, restrictions upon the exercise of the Option.

               (i)  Compliance with Securities Laws. At the time of exercise of
                    -------------------------------
                    any

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                    Option, the Company may require the Optionee to execute any documents or take any action which may be then necessary to comply with the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any other applicable federal or state laws regulating the sale and issuance of Securities, and the Company may, if it deems necessary, include provisions in the stock option agreements to assure such compliance. The Company may, from time to time change the requirements with respect to enforcing compliance with the federal and state securities laws, including the request for and enforcement of letters of investment intent, such requirements to be determined by the Company in its judgment as necessary to assure compliance with said laws. Such changes may be made with respect to any particular option or stock issued upon exercise thereof.

                                  ARTICLE VII

                           MODE AND TIME OF PAYMENT

         7.01 The purchase price of the shares of the Common Stock as to which the Option shall be exercised shall be paid in full in cash at the time of exercise of the Option.

                                 ARTICLE VIII

                            RIGHTS AS A SHAREHOLDER

         8.01 The holder of an Option shall have no rights as a shareholder with respect to the shares covered by his Option until the due exercise of the Option and the date of issuance of one or more stock certificates to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Article X hereof.

                                  ARTICLE IX

                     THE COMPANY'S RIGHT OF FIRST REFUSAL

         9.01 In the event an Optionee under this Plan exercises his Option and becomes a Shareholder and receives a bona fide offer for the purchase of all or a portion of his Shares (or any rights or interests therein), such Shareholder (hereinafter referred to as the Offering Shareholder) shall give written notice of such offer to the Secretary of the Company. The notice must set forth the name of the proposed transferee, the number

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of shares to be transferred, the price per share, and all other terms and conditions of the proposed transfer.

               On receipt of the notice with respect to such offer, the Company shall have the exclusive right and option, exercisable at any time during a period of fifteen (15) days from the date of said notice to purchase the shares of the Company covered by the offer in question at the same price and on the same terms and conditions of the offer as set out in such notice. If the Company decides to exercise the option, it shall give written notification of this effect to the Shareholder desiring to sell, and said sale and purchase shall be closed within thirty (30) days thereafter. If the Company does not elect to exercise its option to purchase any or all of the Offered Shares to the prospective purchaser free and clear of any restrictions against transfer that might otherwise have been created by this agreement but subject to State and Federal securities law. Provided, further, that the right of the Company to exercise its option to purchase shall be subject to the laws of the State of Texas governing the rights of a corporation to purchase its own shares.

                                   ARTICLE X

                   ADJUSTMENTS ON CHANGES IN CAPITALIZATION

         10.01 Subject to any required action by the Shareholders, the number of shares of Common Stock covered by the Plan, the number of shares of Common Stock covered by each outstanding Option, and the price per share thereof in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, so that upon exercise of the Option, the Optionee shall receive the same number of shares he would have received had he been holder of all shares subject to his outstanding Options immediately before the effective date of such change in the number of issued shares of the Common Stock of the Company.

               Subject to any required action by the Shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding Option to terminate as of a date to be fixed by the Committee (which date shall be as of or prior to the effective date of any such dissolution or liquidation or merger or consolidation), provided that not less than thirty (30) days' written notice of the date so fixed as such termination date shall be given to each Optionee, and each Optionee shall, in such event, have the right, during

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the said thirty (30) days preceding such termination date to exercise his option, in whole or in part, in the manner herein set forth.

               In the event of a change in the Common Stock of the Company as presently constituted, which change is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be the Common Stock within the meaning of the Plan.

               To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments, if any, shall be made by the Committee whose determination in that respect shall be final, binding and conclusive. The Company shall give timely notice of any adjustments made to each holder of an Option under this Plan and such adjustments shall be effective and binding on the Optionee.

               Except as hereinbefore expressly provided in this Section 10.01, the holder of an Option shall have no rights by reason of any of the following: subdivision or consolidation of shares of stock of any class; the payment of any stock dividend; any other increase or decrease in the number of shares of stock of any class by reason of any dissolution, liquidation, merger, reorganization, or consolidation; spin-off of assets; or stock of another corporation. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

               The grant of an Option pursuant to the Plan shall not affect, in any way, the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                                  ARTICLE XI

                              INVESTMENT PURPOSE

         11.01 Each Option under the Plan shall be granted on the condition that the purchases of the shares thereunder shall be for investment purposes, and not with a view of resale or distribution, provided however, that in the event the shares of stock subject to such Option are registered under the Securities Act of 1933, as amended, or in the event a resale of such shares of stock without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

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                                  ARTICLE XII

                           TIME OF GRANTING OPTIONS

         12.01 Neither anything contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the Shareholders of the Company, nor any action taken by the Committee, shall constitute the granting of any Option. The granting of an Option shall take place only when a written Option Agreement acceptable in form and substance to the Committee, subject to the terms and conditions hereof, shall have been duly executed and delivered by or on behalf of the Company and the Director or other individual to whom such Option shall be granted.

                                 ARTICLE XIII

                       NO OBLIGATION TO EXERCISE OPTION

         13.01 The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

                                  ARTICLE XIV

                MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS

         14.01 Subject to the terms and conditions and within the limitations of the Plan, the Committee and the Board of Directors may modify, extend, or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not therefore exercised). Neither the Committee nor the Board of Directors shall, however, modify any outstanding options so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options in substitution therefore specifying a lower price. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

                                  ARTICLE XV

                          EFFECTIVE DATE OF THE PLAN

         15.01 The Plan shall become effective on such date as the Board of Directors shall determine, but only after the Shareholders of the Company shall, by the affirmative vote of the holders of a majority in interest of the Common Stock, have approved the Plan.

                                  ARTICLE XVI

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                            TERMINATION OF THE PLAN

         16.01 This Plan shall terminate ten (10) years after its approval by the Shareholders of the Common Stock of the Company or adoption by the Board of Directors, whichever is earlier. Options may be granted under this Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of its termination shall remain in effect until the Option shall have been exercised or shall have been expired.

                                 ARTICLE XVII

                             AMENDMENT OF THE PLAN

         17.01 The Plan may, at any time or from time to time, be terminated, modified, or amended by the Shareholders of the Company, by the affirmative vote of a majority in interest of the Common Stock, in addition to the affirmative vote of a majority in interest of all the stock of the Company. The Committee may, at any time and from time to time, modify or amend the Plan (including such form of Option Agreement as herein above mentioned) in such respects as it shall deem advisable in order to conform to any change in applicable law, or in any other respect which shall not change; (a) the maximum number of shares for which Option may be granted under the Plan; or (b) the option prices other than to change the manner of determining the fair market value of the Common Stock for the purpose of Article VI hereof to conform with any then applicable provisions of the Code or regulations thereunder; or (c) the periods during which an Option may be granted or exercised; or (d) the provisions relating to the determination of Directors and other individuals to whom an Option shall be granted and the number of shares to be covered by such Option; or (e) the provisions relating to adjustments to be made upon changes in capitalization, the termination or any modification or amendment of the Plan shall not, without the consent of the Optionee, affect his rights under an Option theretofore granted to him.

                                 ARTICLE XVIII

                         INDEMNIFICATION OF COMMITTEE

         18.01 In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceedings, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel

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selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to pursue and defend the same.

                                  ARTICLE XIX

                             APPLICATION OF FUNDS

         19.01 The proceeds received by the Company from the sale of Common Stock pursuant to Options granted hereunder will be used for general corporate purposes.

                                  ARTICLE XX

                           APPROVAL OF SHAREHOLDERS

         20.01 The Plan shall be submitted to the Shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board of Directors for approval by the holders of at least a majority of the capital stock of the Company then outstanding and entitled to vote thereon.

                                  ARTICLE XXI

                           MISCELLANEOUS PROVISIONS

         21.01 In the event that any one or more of the Articles, or portions thereof, contained in this Plan shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect the other Articles of the Plan and said remaining Articles shall remain in full effect and force.

         EXECUTED this 23/rd/ day of April, 1996.


                                             RETRACTABLE TECHNOLOGIES, INC.



                                             By: _______________________________
                                                   Thomas J. Shaw
                                                   President

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ATTEST:

By: ______________________________
         Lillian E. Salerno
         Secretary

         I, ______________________________________, the Option Holder, hereby acknowledged by my signature that I understand and agree to the terms of this Plan.

ACCEPTED BY:


________________________________

DATE: _____________________

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